UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07           SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Anacor Pharmaceuticals, Inc. (the “Company”) 2013 annual meeting of stockholders held on June 3, 2013, the stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2013 annual meeting, filed with the Securities and Exchange Commission on April 30, 2013 (the “Proxy Statement”).  The results of the matters voted upon at the meeting were:

(a)                       All of the nominees of the Board were elected to hold office until the Company’s 2016 annual meeting of stockholders. The nominees were: Paul L. Berns; 20,666,945 shares of Common Stock voted for, none against, 45,827 withheld, and 6,197,724 broker non-votes; and Lucy Shapiro, Ph.D.; 18,841,721 shares of Common Stock voted for, none against, 1,871,051 withheld, and 6,197,724 broker non-votes. The term of office of director David P. Perry and Anders D. Hove, M.D. continues until the Company’s 2014 annual meeting of stockholders. The term of office of directors Mark Leschly, Paul H. Klingenstein and William J. Rieflin continues until the Company’s 2015 annual meeting of stockholders.

(b)                       The stockholders approved, on an advisory basis, the 2012 compensation of the Company’s named executive officers, as disclosed in the Proxy Statement: 20,638,808 shares of Common Stock voted for, 53,719 against, 20,245 abstaining, and 6,197,724 broker non-votes.

(c)                        The stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2013: 26,869,252 shares of Common Stock voted for, 29,098 against, 12,146 abstaining, and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2013	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer